Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements No. 333-34370, 333-40910, 333-47126, 333-56480, 333-72568, 333-72574, 333-75608 and 333-100456 on Form S-8, No. 333-84738 on Form S-3 and No. 333-106829 on Form S-4 of Palm, Inc. of our report dated June 20, 2003, except for Note 20, which is as of August 29, 2003, appearing in this Annual Report on Form 10-K of Palm, Inc. for the year ended May 31, 2003.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

August 29, 2003